UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                             84-0448400
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

          17700 CASTLETON STREET, SUITE 589
             CITY OF INDUSTRY, CALIFORNIA                           91748
         (Address of Principal Executive Offices)                (Zip Code)

            CONSULTING AGREEMENT WITH A. YI DATED SEPTEMBER 27, 2004
           CONSULTING AGREEMENT WITH B. CLARK DATED SEPTEMBER 27, 2004
        ANCILLARY SERVICES PRODUCTION AGREEMENT DATED SEPTEMBER 27, 2004
                            (Full Title of the Plans)

                                 JAMES NIAN ZHAN
                                    SECRETARY
                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
                        17700 CASTLETON STREET, SUITE 589
                       CITY OF INDUSTRY, CALIFORNIA, 91748
                     (Name and Address of Agent for Service)

                                 (626) 964-3232
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             V. JOSEPH STUBBS, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15821 VENTURA BOULEVARD, SUITE 525
                            ENCINO, CALIFORNIA 91436

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                          Proposed      Proposed
                                          Maximum       Maximum        Amount
Title of Each Class       Amount          Offering      Aggregate        Of
   of Securities          To Be            Price        Offering    Registration
  To Be Registered     Registered (1)    Per Share (2)  Price (2)       Fee
------------------     --------------    -------------  ---------   ------------
Common Stock, par
  value $0.001 per
  share...........       565,000          $0.10         $56,500.00     $7.16
--------------------------------------------------------------------------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee, on the basis of the average of the bid and ask prices per share of Common Stock of the Registrant on October 1, 2004.

--------------------------------------------------------------------------------
EXPLANATORY NOTE

This Registration Statement registers 565,000 shares of the Common Stock (the "Common Stock"), par value $0.001 per share, of Kiwa Bio-Tech Products Group Corporation, a Delaware corporation (the "Registrant"), to be issued as follows:

         (i) 200,000 shares of Common Stock to be issued to Amy L. Yi pursuant to a Consulting Agreement between the Company and Amy
                  L. Yi, dated September 27, 2004;


         (ii) 200,000 shares of Common Stock to be issued to Barry R. Clark pursuant to a Consulting Agreement between the Company and Barry R. Clark, dated September 27, 2004; and


         (iii) 165,000 shares of Common Stock to be issued to Robert Sullivan pursuant to an Ancillary Services Production Agreement between the Company and Robert Sullivan, dated September 27, 2004.

--------------------------------------------------------------------------------



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

         (a) The Registrant's Current Reports on Form 8-K filed on March 29, 2004, as amended, April 1, 2004, May 10, 2004, as amended, July 19, 2004, July 23, 2004, August 26, 2004 and October 5,
                  2004;

         (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2004 and June 30, 2004;

         (c) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003; and

         (d) The description of the Registrant's common stock as set forth in its Form 10-SB/A registration statement on file with the Commission, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration


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


Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

         The total number of securities registered hereunder is 565,000 shares, all of which are common stock of the Registrant. The Registrant is presently authorized to issue 100,000,000 shares of its Common Stock. As of September 27, 2004, there were 40,353,701 outstanding and subscribed for shares. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shareholders of the Registrant have no preemptive  rights  to  acquire  additional  shares  of  common  stock  or other securities.  The  common  stock is not  subject  to  redemption  and  carries no
subscription  or  conversion   rights.  In  the  event  of  liquidation  of  the
Registrant, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares, when issued, will be fully paid and non-assessable. A majority of all issued and outstanding shares shall constitute a quorum for conducting business. The majority of shares present, in any regular or special meeting where a quorum is present, may vote in favor of or against any item of business or election, and shall constitute a majority approval or disapproval of matters voted upon at any such meeting. Shares of common stock do not carry cumulative voting rights. The Registrant presently does not pay any dividends and has no foreseeable plan to pay dividends. There are no special preemptive rights or rights upon liquidation, other than the normal rights and priorities which would attach to shares in liquidation pursuant to Delaware Law. The shares are not subject to call, liability or assessment.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court


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


shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article IV of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant to the fullest extent permissible under Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.     EXEMPTION FROM REGISTRATION.

         Not applicable.

ITEM 8.     EXHIBITS.

         THE  FOLLOWING   EXHIBITS  ARE  FILED  AS  PART  OF  THIS  REGISTRATION
STATEMENT:

         4.1      Certificate of Incorporation of the Registrant. (1)

         4.2      Bylaws of the Registrant. (1)

         5.1      Opinion of Stubbs Alderton & Markiles, LLP.

         23.1     Consent of Pritchett, Siler & Hardy, P.C.

         23.2     Consent of Hansen, Barnett & Maxwell.

         23.3     Consent of Grobstein, Horwath & Company LLP.

         23.4     Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

----------
(1) Filed previously as an exhibit to the Registrant's Current Report on Form 8-K, filed with the Commission on July 23, 2004, and incorporated herein by this reference.


ITEM 9.     UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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


                  (3)      To   remove   from   registration   by   means  of  a
         post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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





                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Industry, State of California, on this 7th day of October, 2004.

                                  KIWA BIO-TECH PRODUCTS GROUP CORPORATION
                                  (Registrant)

                                  By:    /S/ WEI LI
                                       -----------------------------------
                                       Wei Li
                                       President (Principal Executive Officer)

                                  By:    /S/ LIAN-JUN LUO
                                       -----------------------------------
                                       Lian-jun Luo
                                       Chief Financial Officer (Principal
                                       Financial and Accounting Officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints each of Wei-Li and James Nian Zhan as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                       TITLE                            DATE
---------                       -----                            ----

     /S/ WEI LI                 Chief Executive Officer and      October 7, 2004
-----------------------------   Chairman of the Board
Wei Li

     /S/ LIAN-JUNE LUO          Chief Financial Officer and      October 7, 2004
-----------------------------   Director
Lian-jun Luo

     /S/ JAMES NIAN ZHAN        Secretary and Director           October 7, 2004
-----------------------------
James Nian Zhan

     /S/ DA-CHUNG JU            Director                         October 7, 2004
-----------------------------
Da-chang Ju

     /S/ YUN-LONG ZHANG         Director                         October 7, 2004
-----------------------------
Yun-long Zhang

                                  EXHIBIT INDEX


EXHIBIT NO.    EXHIBIT DESCRIPTION
-----------    -------------------

  4.1          Certificate of Incorporation of the Registrant. (1)

  4.2          Bylaws of the Registrant. (1)

  5.1          Opinion of Stubbs Alderton & Markiles, LLP.

  23.1         Consent of Pritchett, Siler & Hardy, P.C.

  23.2         Consent of Hansen, Barnett & Maxwell.

  23.3         Consent of Grobstein, Horwath & Company LLP.

  23.4         Consent of Stubbs Alderton & Markiles,  LLP  (included in Exhibit
               5.1).

  24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

----------
(1) Filed previously as an exhibit to the Registrant's Current Report on Form 8-K, filed with the Commission on July 23, 2004, and incorporated herein by this reference.


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